Exhibit 4.8

FIRST AMENDMENT

TO INVESTOR STOCKHOLDERS AGREEMENT

FIRST AMENDMENT TO INVESTOR STOCKHOLDERS AGREEMENT dated as of March 22, 2011 (this “Amendment”), among TMS International Corp. (f/k/a Metal Services Acquisition Corp.) (the “Company”), Onex Partners II LP, a Delaware limited partnership, and the stockholders listed on the signature pages hereto, to the Investor Stockholders Agreement, dated as of January 25, 2007 (the “Stockholders Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Stockholders Agreement.

WHEREAS, the Company has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission in order to pursue a Qualified Public Offering;

WHEREAS, a “group” may be formed for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), when stockholders agree to act together for purposes of acquiring, holding, voting or disposing of equity securities of an issuer and result in such persons being subject to the reporting and short-swing profit provisions of Sections 13(d) and 16 of the Exchange Act; and

WHEREAS, the parties to the Stockholders Agreement wish to terminate the Stockholders Agreement with respect to those Stockholders who are not current or former directors, officers or holders of 5% or more of the Company’s equity securities (such stockholders who are not current or former directors, officers or holders of 5% or more of the Company’s equity securities, the “Nonexecutive Stockholders”), in each case conditioned upon the occurrence of the Qualified Public Offering and such Nonexecutive Stockholders executing and delivering a letter agreement for the benefit of the Company in the form of Exhibit A hereto (the “Nonexecutive Letter Agreement”);

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

1. Amendments to Stockholders Agreement. Notwithstanding any other provision of this Agreement, upon the consummation of a Qualified Public Offering, all provisions of the Stockholders Agreement shall terminate with respect to each Nonexecutive Stockholder who has executed and delivered to the Company a Nonexecutive Letter Agreement.

2. Effectiveness of Amendment. This Amendment has been executed, in accordance with the terms of Section 8.10 of the Stockholders Agreement, by the Company, the Majority Onex Investors and the Other Investors holding a majority of the Shares held by all Other Investors, and shall become effective upon execution.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any document or instrument delivered in connection herewith by fax or other electronic transmission (such as .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable.

5. Entire Agreement. This Amendment, the Stockholders Agreement, and the terms and provisions hereof and thereof constitute the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersede any and all prior or contemporaneous agreements relating to the subject matter hereof or thereof. Except as expressly amended hereby, the Stockholders Agreement shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Purchase Agreement, the terms and provisions of this Amendment shall control. This Amendment shall be deemed part of and is hereby incorporated into the Stockholders Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

TMS INTERNATIONAL CORP.

By:	/s/ Joseph Curtin
Name: Joseph Curtin
Title: Chief Executive Officer

IMC TUBE CITY HOLDINGS, INC.

By:	/s/ I Michael Coslov
Name: I Michael Coslov
Title: President

IMC TUBE CITY INVESTMENTS, LLC

By:	/s/ Lester Lipschutz
Name: Lester Lipschutz
Title: Manager

/s/ Joseph Curtin
Joseph Curtin

/s/ Raymond S. Kalouche
Raymond S. Kalouche

/s/ J. David Aronson
J. David Aronson

/s/ Thomas E. Lippard
Thomas E. Lippard

/s/ Daniel E. Rosati
Daniel E. Rosati

/s/ I Michael Coslov
I Michael Coslov

Signature Page to Amendment to Investor Stockholders Agreement

ONEX PARTNERS II LP
By:	ONEX PARTNERS II GP, LP, its General Partner

	By:	ONEX PARTNERS MANAGER LP, its Agent

		By:	ONEX PARTNERS MANAGER GP INC.,
its General Partner

			By:	/s/ Robert M. Le Blanc
Name: Robert M. Le Blanc
Title: Managing Director

			By:	/s/ Donald F. West
Name: Donald F. West
Title: Vice President

ONEX PARTNERS II GP, LP
By:	ONEX PARTNERS GP INC.,
General Partner

	By:	/s/ Robert M. Le Blanc
Name: Robert M. Le Blanc
Title: Managing Director

	By:	/s/ Donald F. West
Name: Donald F. West
Title: Vice President

Signature Page to Amendment to Investor Stockholders Agreement